SERVICE CONTRACT AGREEMENT

THIS SERVICE CONTRACT AGREEMENT (Agreement), made and entered into this 1st day of August, 2017, by and between GigeTech, Inc., (hereinafter referred to as “GigeTech”), a Delaware company, and MCIG, Inc., a Nevada company (hereinafter referred to as “Customer”);

WHEREAS, GigeTech is a single source solution for internet services, providing product, services, and consulting in assisting companies in social media, marketing, advertising, branding, data storage and collection, and all other services necessary to advance a company’s internet presence; and,

WHEREAS, the Customer desires to engage GigeTech in helping promote their services and products;

NOW THERFORE, in consideration of the mutual promises and obligations hereinafter set forth, the Parties hereto agree as follows:

1.                  Scope of Services/Work.

Servers hosting (sites, emails, services)
Servers/network security, configuration and maintenance
Services performance monitoring and optimizations
Customers technical aspects research and estimations
Proprietary software’s / Systems development and maintenance
Tools, plugins and API's development
Websites maintenance
Websites development
Graphics and web design
Lead generation and opt-in services
Advertisement publishing
Ad creation and Advertising
Bulk email distribution
Dns / SSL handling

2.                  Term.

            The work under this Service Contract Agreement shall be for a minimum of 12     months and shall commence upon the execution of this Agreement.   The Term of this Agreement shall automatically renew for an additional 12 month period unless the Customer provides GigeTech with a Notice of Termination at least ninety (90) days before the termination of the Agreement.

3.                  Compensation and Payment.

A.        GigeTech shall be compensated by the Customer for services and work performed under this Contract according to the rates and charges set forth in Exhibit “A”.

B.        GigeTech shall submit monthly invoices for services and work completed during the previous month.

C.        Payment shall be made to GigeTech within 30 days of receipt of the invoice.

4.                  Professional Services Warranty.

A.        GigeTech warrants that their work and products meet and may, in some cases, exceed the requirements established by international, national, state, and local laws.

B.        Should any of GigeTech’s products fail to meet the requirements, GigeTech shall replace/repair/alter/change the defective service/product at no charge to the Customer.  GigeTech guarantees the Solution as long as the customer remains in full operation with GigeTech and operates its business within the guidelines established under GigeTech.

C.        Limitations. Any services performed by GigeTech shall be performed as described in this Agreement. The liability of GigeTech as to any services provided shall be limited to the correction of any defects in the services or, at GigeTech’s option, the re-performance of the services. The foregoing warranty is given in lieu of any other warranties, express or implied, including any implied warranties of merchantability or fitness for any purpose. Notwithstanding anything in this Agreement or applicable law to the contrary, GigeTech shall not be liable to customer for any indirect, consequential or incidental damages under any theory of liability.

5.                  Indemnification.

A.        Customer shall indemnify, defend, and hold harmless GigeTech, its officials, officers, agents, employees, and volunteers, from any and all claims, demands, damages, lawsuits, liabilities, losses, liens, expenses and costs arising out of the subject matter of this Contract; provided that this provision shall not apply to the extent that damage or injury results from the fault of GigeTech, or its officers, agents, or employees.

B.        This indemnification shall extend to and include attorneys’ fees and the cost of establishing the right of indemnification hereunder in favor of GigeTech.  These indemnifications shall survive the termination of this Contract.

6.                  Termination and Suspension.

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Service Contract Agreement for Professional Services

A.     GigeTech may terminate this Contract at any time, with or without cause, by giving ninety (90) days’ notice to Customer in writing.  In the event of termination, all of GigeTech’s equipment and materials, shall be returned to GigeTech by the Customer at Customer’s expense.

7.         Nondisclosure of Confidential Information.

            Customer shall not, directly or indirectly, disclose any confidential information relating to GigeTech, except to the extent required in the discharge of Customer duties and responsibilities, either during the term of this Agreement or at any time following the termination of this Agreement for any reason.  The term “confidential information” as used herein shall mean any information not in the public domain or not known to Customer prior to the execution of this Agreement relating to the names or addresses of customers, clients, processes, formulas, research, materials, selling information, inventions, discoveries, improvements, equipment, methods of production, cost or prices or uses of GigeTech’ products or services, and other trade secrets, whether or not contained in any written documents which are communicated to, acquired by, or learned of by Customer as a result of Contractor’s engagement by GigeTech. All documents of any kind relating to the business of GigeTech which come into the possession of Customer shall remain the sole property of GigeTech and shall not be copied by Customer except to the extent required in the discharge of its duties and responsibilities to GigeTech.   Customer shall return all such documents, and all copies of them, to GigeTech upon the termination of this Agreement for any reason.  Since a remedy at law for any breach of the provisions of this Paragraph (7) will be inadequate, in addition to any and all other remedies available to GigeTech, GigeTech shall have the remedy of a restraining order, injunction or other equitable relief to enforce the provisions hereof.  All expenses, including attorneys’ fees and expenses, arising out of claims under this Paragraph (7), shall be borne by the losing party to the fullest extent permitted by law.

8.         Covenant Not to Compete.

A.     Customer acknowledges that Customer will receive training, materials, advice and assistance from GigeTech; that Customer will be in contact with GigeTech employees, officers, agents, clients, suppliers and/or customers; that GigeTech will disclose to Customer trade secrets and confidential information of GigeTech (including without limitation its unique business methods, processes, operating techniques and “know-how”, and supplier information) which have been developed by GigeTech through substantial expenditures of time, effort and money, and which are important and unique properties of GigeTech; and that the foregoing are of such value and nature as to make it reasonable and necessary for the protection of GigeTech business interests that Customer not compete with GigeTech in accordance with the terms hereinafter provided.

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Service Contract Agreement for Professional Services

B.     During the term of this Agreement and for a period of 12 months following the termination of this Agreement for any reason, unless otherwise agreed in writing by GigeTech, Customer shall not engage in, or assist any business associate, or person to engage in, any business, or become employed by, render any service to, act as an employee, partner, agent, officer or director in or own more than a 5% equity interest in, any other person (including any individual, partnership, corporation or other business organizations), competes with the business of GigeTech; provided, that subject to the limitations provided in Paragraph (B) hereof, nothing contained in this Agreement shall be deemed to prohibit Customer from engaging in other work.

C.     During the term of this Agreement and for a period of 12 months following the termination of this Agreement for any reason, Customer shall not, directly or indirectly for Customer or on behalf of any person or entity: (i) hire or attempt to hire any employee of GigeTech or take any other action which would encourage any such employee to leave the employment of GigeTech; or (ii) divert, solicit, or attempt to divert or solicit any person or entity who was a customer, or client of GigeTech during the 24 month period immediately preceding termination of this Agreement.

D.     Customer acknowledges that the foregoing territorial, time and other limitations are reasonable and properly required for the adequate protection of the business affairs of GigeTech, and in the event any such territorial, time or other limitation is found to be unreasonable by a court of competent jurisdiction, Customer agrees and submits to the reduction of said territorial, time or other limitation to such an area, time or other limitation or otherwise as the court may determine to be reasonable.  Since a remedy at law for any breach of the provisions of this Paragraph will be inadequate, in addition to any and all other remedies available to GigeTech, GigeTech shall have the remedy of a restraining order, injunction, or other equitable relief to enforce the provisions hereof.  All expenses, including attorneys’ fees and expenses, arising out of claims under this Paragraph (11) shall be borne by the losing party to the fullest extent permitted by law.

9.         Notices.  All notices, requests, demands and other communications hereunder shall be deemed to have been duly given if delivered personally or by email, or mailed to such address of which either party may give notice to the other party as provided herein.

10.       Miscellaneous Provisions.

A.     Governing Law and Venue.  State of Florida law shall govern the interpretation of this Contract.  Clay County, Florida shall be the venue of any mediation, arbitration, or litigation arising out of this Contract.

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Service Contract Agreement for Professional Services

B.        Assignment.  Customer shall not assign, subcontract, delegate, or transfer any obligation, interest, or claim to or under this Contract or for any of the compensation due hereunder without the prior written consent of GigeTech.

C.        No Third Party Beneficiaries.  This Contract shall be for the sole benefit of the parties hereto, and nothing contained herein shall create a contractual relationship with, or create a cause of action in favor of, a third party against either party hereto.

D.        This Agreement is the complete and entire Agreement of the parties and all promises, representations, understandings, warranties and agreements with reference to the subject matter hereof, and all inducements to the making of this Agreement relied upon by either party hereto, have been expressed herein.

E.        Each provision of this Agreement shall be deemed severable and if for any reason any provision of this Agreement is deemed to be invalid or contrary to any existing or future law, such invalidity shall not affect the applicability or validity of any other provision of this agreement.

F.         This Agreement may be modified or amended only by a written instrument signed by both parties to this Agreement.

IN WITNESS WHEREOF, GigeTech and Customer have signed this Agreement on the date and year first above written.

GIGETECH                                                              CUSTOMER

____________________________                            _____________________________

Signature                                                                     Signature

_Alex Mardikian______________                             _Paul Rosenberg_______________

Printed Name                                                              Printed Name

_CEO_______________________                            _CEO________________________

Title                                                                             Title

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Service Contract Agreement for Professional Services

Exhibit A

_________ GIGETECH – Maintenance Program                                     $   2,000.00

(Initials)

            □          Monthly Requirement

            □          Quarterly Requirement

            □          Semi-Annually Requirement

            □          Annually Requirement

_________ GIGETECH – Hourly Rate                                                      $      150.00

(Initials)

GigeTech                                                                                                                    Page  6

Service Contract Agreement for Professional Services